FORM

TKO GROUP HOLDINGS, INC.
2023 INCENTIVE AWARD PLAN

OTHER STOCK OR CASH BASED AWARD GRANT NOTICE AND

OTHER STOCK OR CASH BASED AWARD AGREEMENT

TKO Group Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2023 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) the Other Stock or Cash Based Award (the “Award”) set forth below. The Award is subject to the terms and conditions set forth in this Other Stock or Cash Based Award Grant Notice (the “Grant Notice”), the Other Stock or Cash Based Award Agreement attached hereto as Exhibit A (and the exhibits thereto) (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not defined in this Grant Notice shall have the meanings given to them in the Plan.

Participant:	[__]
Date of Grant:	[__] (the “Date of Grant”)
Value of Award:	[__]
Vesting Schedule:	[__]

By accepting the Award, the Participant agrees that he has reviewed the Agreement, the Plan, the Grant Notice and the Zuffa Boxing LLCA in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Award and fully understands all provisions of the Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including via facsimile, electronic image scan (pdf) or electronic signature or other online acceptance procedure), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Notwithstanding anything to the contrary, unless the Participant rejects the Award in writing at any time beginning as of (a) the Date of Grant and (b) the date on which this Grant Notice is made available to the Participant through the Company’s stock plan administration service, until the close of trading on the New York Stock Exchange on the second trading day thereafter (such three-day period, including the Date of Grant, the “Acceptance Period”), the Participant shall be deemed to have accepted and executed this Grant Notice immediately prior to the expiration of the Acceptance Period.

TKO GROUP HOLDINGS, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

1

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EXHIBIT A TO THE OTHER STOCK OR CASH BASED AWARD GRANT NOTICE

OTHER STOCK OR CASH BASED AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted the Participant the Award under the Plan as set forth in the Grant Notice on the Date of Grant set forth in the Grant Notice. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Grant Notice or, if not defined in the Grant Notice, the Plan.

1.
Grant of Award.
(a)
Grant. The Company hereby grants to the Participant the Award, as set forth on the Grant Notice, on the terms and subject to the conditions set forth in the Grant Notice, this Agreement and the Plan. The Award shall vest in accordance with the terms and conditions set forth in the Grant Notice. The Award shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.
(b)
Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan, this Agreement and the Grant Notice, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan, this Agreement or the Grant Notice. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
2.
Settlement. The Award shall be settled within sixty (60) days following the date of vesting as set forth in the Grant Notice (or, if such settlement date is within a blackout period (as described in the Company’s insider trading policy (taking into account any additional trading restrictions imposed thereunder), the first eligible trading day following such blackout period) (but in any event in the calendar year immediately following the fiscal year in respect of which such vesting occurs). The Award shall be settled in shares of Common Stock and/or cash; provided, that settlement of the Award, in whole or in part, in shares of Common Stock shall be determined by the Administrator (with the number of such shares to be issued to satisfy the Award or portion thereof calculated based on the average closing stock price of the Common Stock over the twenty (20) consecutive trading days immediately preceding the date of such determination by the Administrator, rounded up to the nearest whole share), with the allocation between shares of Common Stock and/or cash to be made by the Administrator in its sole discretion. Unless and until the Award has vested, the Participant will have no right to the payment of any cash and/or the issuance of shares of Common Stock subject thereto, as applicable.
3.
Termination of Employment. Except as otherwise provided in the Grant Notice or otherwise determined by the Administrator, if the Participant’s employment with the Company and its Affiliates terminates for any reason prior to the date on which the Award vests, the Award shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.
4.
Adjustments. The Administrator may accelerate the vesting of all or a portion of the Award in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the Award (including the shares of Common Stock issuable under the Award), if applicable, are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Sections 12, 13, 14 and 15 of the Plan. In addition, in the event that the Zuffa Vesting Conditions are

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modified after the Date of Grant, the Company will have a good faith discussion with the Participant regarding the impact of such modification to the vesting of the Award; provided that, for the avoidance of doubt, nothing herein shall limit the ability of Zuffa Boxing to implement any amendment to the Zuffa Boxing LLCA.

5.
Rights as a Stockholder. Neither the Participant nor any Person claiming under or through the Participant shall be deemed for any purpose to be the owner of any shares of Common Stock underlying the Award, to the extent applicable, unless, until and to the extent that (a) the Company shall have issued and delivered to the Participant the shares of Common Stock in respect of the Award and (b) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company, in each case, to the extent applicable. To the extent that the Award is settled in shares of Common Stock, the Company shall cause the actions described in clauses (a) and (b) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.
6.
Compliance with Legal Requirements.
(a)
Generally. The granting and settlement of the Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Administrator or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.
(b)
Tax Withholding.
(i)
In general. Vesting and settlement of the Award shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any compensation or other amounts owing to the Participant in connection with the Award or otherwise the amount (in cash, Common Stock, other securities or other property) of any applicable withholding taxes in respect of the Award, their vesting, settlement or any payment or transfer of the Award or under the Plan and to take any such other action as the Administrator or the Company deems necessary to satisfy all obligations for the payment of such withholding taxes, in each case, in accordance with the Plan. Unless otherwise determined by the Administrator (and subject to Section 6(b)(iii)), if shares of Common Stock are issued in respect of the Award in accordance with Section 2 hereof, such applicable taxes shall be satisfied using the Sell to Cover Process (as set forth in Section 6(b)(ii)).
(ii)
Withholding Taxes – Sell to Cover. If shares of Common Stock are issued in respect of the Award in accordance with Section 2 hereof, upon the issuance of the resulting shares of Common Stock following the vesting of the Award, the Company, on the Participant’s behalf, will instruct the Agent (as defined below) to sell that number of shares of Common Stock with a value equal to the extent subject to tax withholdings as an employee of the Company or any of its Affiliates, the amount necessary to satisfy all applicable tax withholding obligations with respect to any taxable event arising in connection with the Award (at the minimum U.S. statutory federal, state and local tax withholding rate for supplemental income, as applicable, or, if not subject to U.S. tax withholding, at 47% or such higher tax withholding rate as required under applicable non-U.S. law) and, to the extent subject to tax withholdings as an employee of the Company or any of

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its Affiliates, agrees to execute any letter of instruction or agreement required by the Company’s transfer agent, stock plan administrator, bank, broker, nominee or other similar agent or representative (the “Agent”) to allow the Agent to timely remit the cash proceeds of such sale(s) to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities (such actions, the “Sell to Cover Process”). By accepting the Award, the Participant hereby acknowledges and agrees:
(A)
The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the shares of Common Stock are issued upon the vesting and/or settlement of the Award, that number (rounded up to the next whole number) of the shares of Common Stock so issued necessary to generate proceeds to cover the amount elected in the Sell to Cover Process and all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholdings or remit such remaining funds to the Participant.
(B)
The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to subsection (A) above.
(C)
The Participant understands that the Agent may effect sales as provided in subsection (A) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account, and the Participant has no control over the time of such sales. In addition, the Participant acknowledges that it may not be possible to sell shares of Common Stock as provided by subsection (A) above due to (x) a legal or contractual restriction applicable to the Participant or the Agent, (y) a market disruption, or (z) rules governing order execution priority on the national exchange where the shares of Common Stock may be traded. The Participant further agrees and acknowledges that in the event the sale of shares of Common Stock would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell shares of Common Stock as provided by subsection (A) above. In the event of the Agent’s inability to sell sufficient shares of Common Stock, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.
(D)
The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 6(b)(ii).
(iii)
Notwithstanding the foregoing, (A) Section 6(b)(ii) shall not apply to the extent the Participant is subject to any applicable Rule 10b5-1 instruction or plan that covers (or will cover) the Other Stock or Cash Based Awards granted hereby or the settlement thereof and, for the avoidance of doubt, such Rule 10b5-1 instruction or plan will not be affected by this Agreement, and (B) Section 6(b)(ii), if applicable, shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting and/or settlement of the Award have been satisfied.

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(iv)
The Participant is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the Award or the subsequent sale of shares of Common Stock or the Sell to Cover Process (or any transactions thereunder), to the extent applicable. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Participant’s tax, insider trading or other liability.
7.
Clawback. The Award shall at all times be subject to any clawback or similar policies or programs established by the Company, as may be amended from time to time (each, a “Clawback Policy”). In addition (and without limiting the Company’s rights and Participant’s obligations under any Clawback Policy), to the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, the Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and, to the extent not set forth in any Clawback Policy, such requirements shall be deemed incorporated by reference into this Agreement).
8.
Restrictive Covenants. Notwithstanding anything to the contrary herein, the Administrator may cancel the Award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in violation of any non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any of its Affiliates, as determined by the Administrator, and, if, prior to such violation, the Award has vested or been settled, the Participant will, upon request by the Company, forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the Award, or the sale of shares of Common Stock acquired in respect of the Award, to the extent applicable, and must promptly (and in any event within 30 days) repay such amounts to the Company following its request.
9.
Miscellaneous.
(a)
Transferability. The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a DRO or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Award, shall be null and void and without effect. The Company will not be required to (i) reflect on its books any Transfer of Award in violation of this Agreement or (ii) treat as owner of the Award any purchaser or other transferee receiving the Award in such Transfer.
(b)
Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)
Section 409A. The Award is intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Further, for the avoidance of doubt, the treatment or interpretation of the Award (or any additional Other Stock or Cash Based Awards granted under the Plan) for purposes of Section 409A of the Code shall in no way affect the treatment or interpretation of any additional Other Stock or Cash Based Awards granted under the Plan or otherwise. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement

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contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Award will not be subject to interest and penalties under Section 409A of the Code.
(d)
Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Chief Legal Officer at the Company’s principal executive office.
(e)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)
No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(g)
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.
(h)
Beneficiary. The Participant may appoint any individual or legal entity in writing as his beneficiary to receive the Award (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death or becoming subject to a Disability. The Participant may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Participant must complete the designation of a beneficiary or revocation of a beneficiary by written notice (in the Company’s applicable form) to the Company under Section 9(d) hereof before the date of the Participant’s death. In the absence of a beneficiary designation, the Participant’s beneficiary shall be his spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his estate.
(i)
Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(j)
Entire Agreement. This Agreement and the Plan, together with any Rule 10b5-1 instruction or plan by the Participant in effect from time to time that covers the Other Stock or Cash Based Awards granted hereby, contain the entire agreement and understanding of the parties hereto with respect to the

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subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under the Plan.
(k)
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(l)
Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Award shall be solely and finally settled by the Administrator, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in New York, New York, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Administrator’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Administrator. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the delivery of copies thereof by notice in accordance with Section 9(d), such service to become effective ten (10) days after such delivery.
(m)
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(n)
Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(o)
Electronic Signature and Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant). Without limiting the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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